Citigroup Global Markets Holdings Inc.	June 26, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH1231 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for quarterly contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments; (ii) your actual yield may be negative because you may receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity; and (iii) the securities may be automatically redeemed prior to maturity. Each of these risks will depend on the performance of the worst performing of the shares of class A common stock of Facebook, Inc., the shares of common stock of Apple Inc., the shares of common stock of Netflix, Inc. and the shares of class A common stock of Alphabet Inc. (each, the “underlying shares”), as described below. You will be subject to risks associated with each of the underlying shares and will be negatively affected by adverse movements in any of the underlying shares regardless of the performance of any other underlying shares. Although you will be exposed to downside risk with respect to the worst performing underlying shares, you will not participate in any appreciation of the underlying shares or receive any dividends paid on the underlying shares.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlying shares:	Underlying shares	Initial share price*	Coupon barrier price**	Final barrier price***
	Shares of Class A Common Stock of Facebook, Inc.	$199.00	$129.350	$129.350
	Shares of Common Stock of Apple Inc.	$184.43	$119.880	$119.880
	Shares of Common Stock of Netflix, Inc.	$399.39	$259.604	$259.604
	Shares of Class A Common Stock of Alphabet Inc.	$1,132.62	$736.203	$736.203

* The closing price of the applicable underlying shares on the pricing date

** For each of the underlying shares, 65% of the applicable initial share price

*** For each of the underlying shares, 65% of the applicable initial share price

Aggregate stated principal amount:	$868,000
Stated principal amount:	$1,000 per security
Pricing date:	June 26, 2018
Issue date:	June 29, 2018. See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation dates:	The 26th day of each March, June, September and December, beginning in September 2018 and ending on June 28, 2021 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day for any of the underlying shares or if certain market disruption events occur with respect to any of the underlying shares
Maturity date:	Unless earlier redeemed, July 1, 2021
Contingent coupon payment dates:	For each valuation date, the fifth business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date
Contingent coupon:	On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 3.50% of the stated principal amount of the securities (approximately 14.00% per annum) if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date.
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity for each security you then hold:

▪  If the final share price of the worst performing underlying shares on the final valuation date is greater than or equal to the applicable final barrier price: $1,000 plus the contingent coupon payment due at maturity

▪  If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price:

$1,000 × the share performance factor of the worst performing underlying shares on the final valuation date

If the final share price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will receive less than 65% of the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$32.50	$967.50
Total:	$868,000.00	$28,210.00	$839,790.00

(Key Terms continued on next page)

(1) On the date of this pricing supplement, the estimated value of the securities is $916.01 per security, which is less than the issue price. The estimated value of the securities is based on Citigroup Global Markets Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of up to $32.50 for each security sold in this offering. The total underwriting fees and proceeds to issuer in the table above give effect to the actual underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

(3) The per security proceeds to Citigroup Global Markets Holdings Inc. indicated above represent the minimum per security proceeds to Citigroup Global Markets Holdings Inc. for any security, assuming the maximum per security underwriting fee of $32.50. As noted in footnote (2), the underwriting fee is variable.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense. You should read this pricing supplement together with the accompanying product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below:

Product Supplement No. EA-04-06 dated April 7, 2017              Prospectus Supplement and Prospectus each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

KEY TERMS (continued)
Automatic early redemption:	If, on any potential redemption date, the closing price of the worst performing underlying shares is greater than or equal to the applicable initial share price, each security you then hold will be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment
Potential redemption dates:	Each quarterly valuation date beginning in September 2018 and ending in March 2021
Final share price:	For each of the underlying shares, the applicable closing price on the final valuation date
Share performance factor:	For each of the underlying shares on any valuation date, the applicable closing price on that valuation date divided by the applicable initial share price
Worst performing underlying shares:	For any valuation date, the underlying shares with the lowest share performance factor on that valuation date
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CWA0 / US17324CWA07
Underwriter:	CGMI, an affiliate of the issuer, acting as principal

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect whether you receive a contingent coupon payment on a contingent coupon payment date as well as your payment at maturity or, in the case of a delisting of the underlying shares, could give us the right to call the securities prior to maturity for an amount that may be less than the stated principal amount. These events, including market disruption events and other events affecting the underlying shares, and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date,” “—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares,” and not in this pricing supplement. It is important that you read the accompanying product supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of a valuation date. If a scheduled valuation date is not a scheduled trading day for any of the underlying shares or if a market disruption event occurs with respect to any of the underlying shares on a scheduled valuation date, that valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Consequences of a Market Disruption Event; Postponement of a Valuation Date.” If a scheduled valuation date is postponed, the closing price of each of the underlying shares in respect of that valuation date will be determined based on (i) for any underlying shares for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing price of such underlying shares on the originally scheduled valuation date and (ii) for any other underlying shares, the closing price of such underlying shares on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying shares following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying shares).

Dilution and Reorganization Adjustments. With respect to each of the underlying shares, the relevant initial share price, the coupon barrier price and the final barrier price are each a “Relevant Price” for purposes of the section “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” in the accompanying product supplement. Accordingly, the initial share price, the coupon barrier price and the final barrier price applicable to each of the underlying shares are each subject to adjustment upon the occurrence of any of the events described in that section.

June 2018	PS-2

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Hypothetical Examples

The examples below illustrate how to determine whether a contingent coupon will be paid with respect to a quarterly valuation date and how to calculate the payment at maturity on the securities, assuming the securities are not automatically redeemed prior to maturity. You should understand that the term of the securities, and your opportunity to receive the contingent coupon payments on the securities, may be limited to as short as three months if the securities are automatically redeemed prior to the maturity date. Unless earlier redeemed, during the term of the securities, there are twelve valuation dates. For ease of analysis, figures in the table below may have been rounded.

The examples below are based on the following values in order to illustrate how the securities work:

Underlying shares	Initial share price	Coupon barrier price	Final barrier price
Shares of class A common stock of Facebook, Inc.	$199.00	$129.350 (65% of the applicable initial share price)	$129.350 (65% of the applicable initial share price)
Shares of common stock of Apple Inc.	$184.43	$119.880 (65% of the applicable initial share price)	$119.880 (65% of the applicable initial share price)
Shares of common stock of Netflix, Inc.	$399.39	$259.604 (65% of the applicable initial share price)	$259.604 (65% of the applicable initial share price)
Shares of class A common stock of Alphabet Inc.	$1,132.62	$736.203 (65% of the applicable initial share price)	$736.203 (65% of the applicable initial share price)
Contingent coupon rate:		14.00% per annum (approximately 3.50% paid quarterly)

Hypothetical Examples of Quarterly Contingent Coupon Payments and any Payment upon Automatic Early Redemption with Respect to a Quarterly Valuation Date that is also a Potential Redemption Date

Set forth below are three hypothetical examples of the calculation of the contingent coupon payment with respect to a hypothetical quarterly valuation date that is also a potential redemption date.

	Hypothetical closing price of the shares of class A common stock of Facebook, Inc.	Hypothetical closing price of the shares of common stock of Apple Inc.	Hypothetical closing price of the shares of common stock of Netflix, Inc.	Hypothetical closing price of the shares of class A common stock of Alphabet Inc.	Hypothetical contingent coupon payment per security and any payment upon an automatic early redemption
Example 1	$238.80 (Share performance factor = $238.80 / $199.00 = 1.20)	$156.77 (Share performance factor = $156.77 / $184.43 = 0.85)	$299.54 (Share performance factor = $299.54 / $399.39 = 0.75)	$1,075.99 (Share performance factor = $1,075.99 / $1,132.62 = 0.95)	$35.00
Example 2	$89.55 (Share performance factor = $89.55 / $199.00 = 0.45)	$221.32 (Share performance factor = $221.32 / $184.43 = 1.20)	$439.33 (Share performance factor = $439.33 / $399.39 = 1.10)	$1,189.25 (Share performance factor = $1,189.25 / $1,132.62 = 1.05)	$0.00
Example 3	$218.90 (Share performance factor = $218.90 / $199.00 = 1.10)	$193.65 (Share performance factor = $193.65 / $184.43 = 1.05)	$479.27 (Share performance factor = $479.27 / $399.39 = 1.20)	$1,302.51 (Share performance factor = $1,302.51 / $1,132.62 = 1.15)	$1,035.00 ($1,000 stated principal amount per security plus the related contingent coupon payment)

Example 1: On the hypothetical valuation date, the shares of common stock of Netflix, Inc. have the lowest share performance factor and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable coupon barrier price but less than the applicable initial share price. As a result, investors in the securities would receive the contingent coupon payment of $35.00 per security on the related contingent coupon payment date and the securities would not be automatically redeemed.

Example 2: On the hypothetical valuation date, the shares of class A common stock of Facebook, Inc. have the lowest share performance factor and, therefore, are the worst performing underlying shares. In this scenario, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price and less than the applicable initial share price. As a result, investors would not receive any payment on the related contingent coupon payment date, even though the other underlying shares have appreciated from their applicable initial share prices, and the securities would not be automatically redeemed.

June 2018	PS-3

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Investors in the securities will not receive a contingent coupon payment with respect to a valuation date if, on that valuation date, the closing price of the worst performing underlying shares is less than the applicable coupon barrier price.

Example 3: On the hypothetical valuation date, the hypothetical closing prices of all of the underlying shares are greater than the applicable coupon barrier prices and the applicable initial share prices. In this scenario, the closing price of the worst performing underlying shares is greater than the applicable initial share price and the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, or $1,035.00.

Hypothetical Examples of the Payment at Maturity on the Securities

The following examples illustrate the hypothetical payment at maturity on the securities as determined based on the applicable final share prices of the underlying shares on the final valuation date, assuming the securities have not been earlier automatically redeemed.

	Hypothetical final share price of the shares of class A common Stock of Facebook, Inc.	Hypothetical final share price of the shares of common stock of Apple Inc.	Hypothetical final share price of the shares of common stock of Netflix, Inc.	Hypothetical final share price of the shares of class A common stock of Alphabet Inc.	Hypothetical payment at maturity per security
Example 4	$200.99 (Share performance factor = $200.99 / $199.00 = 1.01)	$202.87 (Share performance factor = $202.87 / $184.43 = 1.10)	$419.36 (Share performance factor = $419.36 / $399.39 = 1.05)	$1,302.51 (Share performance factor = $1,302.51 / $1,132.62 = 1.15)	$1,035.00
Example 5	$179.10 (Share performance factor = $179.10 / $199.00 = 0.90)	$55.33 (Share performance factor = $55.33 / $184.43 = 0.30)	$319.51 (Share performance factor = $319.51 / $399.39 = 0.80)	$1,075.99 (Share performance factor = $1,075.99 / $1,132.62 = 0.95)	$300.00
Example 6	$159.20 (Share performance factor = $159.20 / $199.00 = 0.80)	$110.66 (Share performance factor = $110.66 / $184.43 = 0.60)	$0.00 (Share performance factor = $0.00 / $399.39 = 0.00)	$1,019.36 (Share performance factor = $1,019.36 / $1,132.62= 0.90)	$0.00

Example 4: In this example, the shares of class A common stock of Facebook, Inc. are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is greater than the applicable final barrier price. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment of $35.00 per security, but you would not participate in the appreciation of any of the underlying shares.

Example 5: In this example, the shares of common stock of Apple Inc. are the worst performing underlying shares. In this scenario, the final share price of the worst performing underlying shares is less than the applicable final barrier price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × share performance factor of the shares of common stock of Apple Inc. on the final valuation date

= $1,000 × 0.30

= $300

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying shares, even though the final share prices of the other underlying shares are greater than the applicable final barrier prices. In addition, because the final share price of the worst performing underlying shares is below the applicable coupon barrier price, you would not receive any contingent coupon payment at maturity.

Example 6: In this example, the shares of common stock of Netflix, Inc. are the worst performing underlying shares and their final share price is less than the applicable final barrier price. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × share performance factor of the shares of common stock of Netflix, Inc. on the final valuation date

= $1,000 × 0.00

= $0

June 2018	PS-4

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

In this scenario, because the closing price of the worst performing underlying shares on the final valuation date is $0, you would lose your entire investment in the securities. In addition, because the final share price of the worst performing underlying shares is below the applicable coupon barrier price, you will not receive any quarterly contingent coupon payment.

If the closing price of the worst performing underlying shares were less than the applicable coupon barrier price on each valuation date and less than the final barrier price on the final valuation date, you would not have received any quarterly contingent coupon payments and, in addition, you would incur a significant loss on your securities at maturity.

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying shares. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the performance of the worst performing underlying shares on the final valuation date. If the closing price of the worst performing underlying shares on the final valuation date is less than the applicable final barrier price, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying shares have declined from their initial share price, regardless of the performance of the other underlying shares. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	You will not receive any contingent coupon payment for any quarter in which the closing price of the worst performing underlying shares is less than the applicable coupon barrier price on the related valuation date. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing price of the worst performing underlying shares on the related valuation date is greater than or equal to the applicable coupon barrier price. If the closing price of the worst performing underlying shares on any quarterly valuation date is less than the applicable coupon barrier price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing price of the worst performing underlying shares on each valuation date is below the applicable coupon barrier price, you will not receive any contingent coupon payments over the term of the securities.

▪	The securities are subject to the risks of all of the underlying shares and will be negatively affected if any of the underlying shares perform poorly, even if the other underlying shares perform well. You are subject to risks associated with all of the underlying shares. If any of the underlying shares perform poorly, you will be negatively affected, even if the other underlying shares perform well. The securities are not linked to a basket composed of the underlying shares, where the better performance of one or two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying shares are the worst performing underlying shares.

▪	You will not benefit in any way from the performance of the better performing underlying shares. The return on the securities depends solely on the performance of the worst performing underlying shares, and you will not benefit in any way from the performance of the better performing underlying shares. The securities may underperform a similar investment in all of the underlying shares or a similar alternative investment linked to a basket composed of the underlying shares, since in either such case the performance of the better performing underlying shares would be blended with the performance of the worst performing underlying shares, resulting in a better return than the return of the worst performing underlying shares.

▪	You will be subject to risks relating to the relationship among the underlying shares. It is preferable from your perspective for the underlying shares to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying shares will not exhibit this relationship. The less correlated the underlying shares, the more likely it is that any one of the underlying shares will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying shares to perform poorly; the performance of the underlying shares that are not the worst performing underlying shares is not relevant to your return on the securities at maturity or upon an earlier automatic redemption. It is impossible to predict what the relationship among the underlying shares will be over the term of the securities.

▪	Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the

June 2018	PS-5

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

securities, including the risks that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates, the securities will not be automatically redeemed and what you receive at maturity may be worth significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation among the underlying shares are important factors affecting these risks. Greater expected volatility of and lower expected correlation among the underlying shares as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing price of the worst performing underlying shares on one or more valuation dates will be less than the applicable coupon barrier price, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, (ii) the closing price of the worst performing underlying shares on each potential redemption date will be less than the applicable initial share price, such that the securities are not automatically redeemed and (iii) the final share price of the worst performing underlying shares on the final valuation date will be less than the applicable final barrier price, such that you will not be repaid the stated principal amount of your securities at maturity.

▪	You may not be adequately compensated for assuming the downside risk of the worst performing underlying shares. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying shares, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying shares, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying shares.

▪	The securities may be automatically redeemed prior to maturity, limiting your opportunity to receive contingent coupon payments. On any potential redemption date, beginning in September 2018 and ending in March 2021, the securities will be automatically redeemed if the closing price of the worst performing underlying shares on that potential redemption date is greater than or equal to the applicable initial share price. Thus, the term of the securities may be limited to as short as three months. If the securities are automatically redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

▪	The securities offer downside exposure to the underlying shares, but no upside exposure to the underlying shares. You will not participate in any appreciation in the price of the underlying shares over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on the underlying shares over the term of the securities. In addition, you will not receive any dividends or other distributions or have any other rights with respect to the underlying shares.

▪	The performance of the securities will depend on the closing prices of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to the volatility of the underlying shares. Whether the contingent coupon will be paid for any given quarter and whether the securities will be automatically redeemed prior to maturity will depend on the closing prices of the underlying shares solely on the applicable valuation dates, regardless of the closing prices of the underlying shares on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing price of the worst performing underlying shares on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing prices of the underlying shares on a limited number of dates, the securities will be particularly sensitive to volatility in the closing prices of the underlying shares. You should understand that each of the underlying shares has historically been highly volatile.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive any amounts owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if

June 2018	PS-6

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying shares, the dividend yields on the underlying shares and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not the same as the coupon that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the price and volatility of the underlying shares and a number of other factors, including the correlation among the underlying shares, dividend yields on the underlying shares, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the prices of the underlying shares may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	Our offering of the securities is not a recommendation of any of the underlying shares. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to any of the underlying shares is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlying shares or in instruments related to the underlying shares and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying shares. These and other of our affiliates’ activities may affect the prices of the underlying shares in a way that has a negative impact on your interests as a holder of the securities.

▪	The prices of the underlying shares may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions directly in the underlying shares and other financial instruments related to the underlying shares and may adjust such positions during the term of the securities. Our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their

June 2018	PS-7

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

management or to facilitate transactions on behalf of customers. These activities could affect the prices of the underlying shares in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with any underlying share issuer, including extending loans to, making equity investments in or providing advisory services to those issuers. In the course of this business, we or our affiliates may acquire non-public information about the underlying share issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against that issuer that are available to them without regard to your interests.

▪	You will have no rights and will not receive dividends with respect to the underlying shares. As of June 26, 2018, Facebook, Inc., Netflix, Inc. and Alphabet Inc. do not pay regular dividends. However, that may change, and if Facebook, Inc., Netflix, Inc. or Alphabet Inc. start to pay dividends during the term of the securities, you should understand that you will not receive any dividend payments on any of the underlying shares under the securities. In addition, if any change to the underlying shares is proposed, such as an amendment to any underlying share issuer’s organizational documents, you will not have the right to vote on such change. Any such change may adversely affect the market price of the applicable underlying shares.

▪	Even if any underlying share issuer pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid on any of the underlying shares unless the amount of the dividend per share, together with any other dividends paid in the same fiscal quarter, exceeds the dividend paid per share in the most recent fiscal quarter by an amount equal to at least 10% of the closing price of the applicable shares on the date of declaration of the dividend. Any dividend will reduce the closing price of the applicable underlying shares by the amount of the dividend per share. If the applicable underlying share issuer pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities may be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

▪	The securities will not be adjusted for all events that could affect the price of any of the underlying shares. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional public offerings of the underlying shares. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of any of the underlying shares would not.

▪	If any of the underlying shares are delisted, we may call the securities prior to maturity for an amount that may be less than the stated principal amount. If we exercise this call right, you will receive the amount described under “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Delisting of Company Shares” in the accompanying product supplement. This amount may be less, and possibly significantly less, than the stated principal amount of the securities.

▪	The securities may become linked to shares of an issuer other than any original underlying share issuer upon the occurrence of a reorganization event or upon the delisting of any of the underlying shares. For example, if any underlying share issuer enters into a merger agreement that provides for holders of the applicable underlying shares to receive stock of another entity, the stock of such other entity will become the applicable underlying shares for all purposes of the securities upon consummation of the merger. Additionally, if the applicable underlying shares are delisted and we do not exercise our call right, the calculation agent may, in its sole discretion, select shares of another issuer to be the applicable underlying shares. See “Description of the Securities—Certain Additional Terms for Securities Linked to Company Shares or ETF Shares—Dilution and Reorganization Adjustments” and “—Delisting of Company Shares” in the accompanying product supplement.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events, corporate events with respect to any of the underlying share issuers that may require a dilution adjustment or the delisting of the applicable underlying shares, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. Moreover, as described in the accompanying product supplement under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect

June 2018	PS-8

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

the tax consequences of an investment in the securities, including the character and timing of income or loss recognized by U.S. investors, possibly with retroactive effect. You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, the securities should not be subject to withholding under Section 871(m). However, the IRS could challenge this conclusion.

We will not be required to pay any additional amounts with respect to amounts withheld.

Information About Facebook, Inc.

Facebook, Inc. builds products that enable people to connect and share through mobile devices, personal computers and other surfaces. The class A common stock of Facebook, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Facebook, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35551 through the SEC’s website at http://www.sec.gov. In addition, information regarding Facebook, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The class A common stock of Facebook, Inc. trades on the NASDAQ Stock Market under the ticker symbol “FB.”

This pricing supplement relates only to the securities offered hereby and does not relate to the class A common stock of Facebook, Inc. or other securities of Facebook, Inc. We have derived all disclosures contained in this pricing supplement regarding Facebook, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Facebook, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Facebook, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of class A common stock of Facebook, Inc.

Historical Information

The graph below shows the closing price of the shares of class A common stock of Facebook, Inc. for each day such price was available from May 17, 2012 to June 26, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of class A common stock of Facebook, Inc. for each quarter in that same period. The class A common stock of Facebook, Inc. began trading on May 17, 2012 and therefore has a limited historical performance. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of class A common stock of Facebook, Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of class A common stock of Facebook, Inc. as an indication of future performance.

June 2018	PS-9

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Class A Common Stock of Facebook, Inc. – Historical Closing Prices May 17, 2012 to June 26, 2018

* The red line indicates the coupon barrier price and final barrier price with respect to the shares of common stock of Facebook, Inc. of $129.350, equal to 65.00% of the applicable closing price on June 26, 2018.

Class A Common Stock of Facebook, Inc.	High	Low	Dividends
2012
Second Quarter (beginning May 17, 2012)	$38.37	$25.87	$0.00000
Third Quarter	$32.17	$17.73	$0.00000
Fourth Quarter	$28.24	$18.99	$0.00000
2013
First Quarter	$32.46	$25.14	$0.00000
Second Quarter	$28.97	$22.90	$0.00000
Third Quarter	$51.24	$24.37	$0.00000
Fourth Quarter	$57.96	$44.82	$0.00000
2014
First Quarter	$72.03	$53.53	$0.00000
Second Quarter	$67.60	$56.14	$0.00000
Third Quarter	$79.04	$62.76	$0.00000
Fourth Quarter	$81.45	$72.63	$0.00000
2015
First Quarter	$85.31	$74.05	$0.00000
Second Quarter	$88.86	$77.46	$0.00000
Third Quarter	$98.39	$82.09	$0.00000
Fourth Quarter	$109.01	$90.95	$0.00000
2016
First Quarter	$116.14	$94.16	$0.00000
Second Quarter	$120.50	$108.76	$0.00000
Third Quarter	$131.05	$114.00	$0.00000
Fourth Quarter	$133.28	$115.05	$0.00000
2017
First Quarter	$142.65	$116.86	$0.00000
Second Quarter	$155.07	$139.39	$0.00000
Third Quarter	$173.51	$148.43	$0.00000
Fourth Quarter	$183.03	$168.42	$0.00000
2018
First Quarter	$193.09	$152.22	$0.00000
Second Quarter (through June 26, 2018)	$202.00	$155.10	$0.00000

June 2018	PS-10

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

The closing price of the class A common stock of Facebook, Inc. on June 26, 2018 was $199.00.

We make no representation as to the amount of dividends, if any, that may be paid on the class A common stock of Facebook, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Facebook, Inc.

Information About Apple Inc.

Apple Inc. designs, manufactures and markets mobile communication and media devices and personal computers, and sells related software, services, accessories, networking solutions and third-party digital content and applications. The common stock of Apple Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Apple Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-36743 through the SEC’s website at http://www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Apple Inc. trades on the NASDAQ Global Select Market under the ticker symbol “AAPL.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Apple Inc. or other securities of Apple Inc. We have derived all disclosures contained in this pricing supplement regarding Apple Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Apple Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of common stock of Apple Inc.

Historical Information

The graph below shows the closing price of the shares of common stock of Apple Inc. for each day such price was available from January 2, 2008 to June 26, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of Apple Inc. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Apple Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of Apple Inc. as an indication of future performance.

Common Stock of Apple Inc. – Historical Closing Prices January 2, 2008 to June 26, 2018

* The red line indicates the coupon barrier price and final barrier price with respect to the shares of class A common stock of Apple Inc. of $119.880, equal to 65.00% of the applicable closing price on June 26, 2018.

June 2018	PS-11

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Common Stock of Apple Inc.	High	Low	Dividends
2008
First Quarter	$27.85	$17.02	$0.00000
Second Quarter	$27.14	$21.02	$0.00000
Third Quarter	$25.67	$15.04	$0.00000
Fourth Quarter	$15.86	$11.50	$0.00000
2009
First Quarter	$15.70	$11.17	$0.00000
Second Quarter	$20.67	$15.53	$0.00000
Third Quarter	$26.59	$19.34	$0.00000
Fourth Quarter	$30.23	$25.82	$0.00000
2010
First Quarter	$33.69	$27.43	$0.00000
Second Quarter	$39.17	$33.69	$0.00000
Third Quarter	$41.78	$34.31	$0.00000
Fourth Quarter	$46.50	$39.81	$0.00000
2011
First Quarter	$51.88	$46.67	$0.00000
Second Quarter	$50.44	$45.05	$0.00000
Third Quarter	$59.06	$49.03	$0.00000
Fourth Quarter	$60.32	$51.93	$0.00000
2012
First Quarter	$88.23	$58.75	$0.00000
Second Quarter	$90.89	$75.73	$0.00000
Third Quarter	$100.30	$82.13	$0.37857
Fourth Quarter	$95.96	$72.71	$0.37857
2013
First Quarter	$78.43	$60.01	$0.37857
Second Quarter	$66.26	$55.79	$0.43571
Third Quarter	$72.53	$58.46	$0.43571
Fourth Quarter	$81.44	$68.71	$0.43571
2014
First Quarter	$79.62	$71.35	$0.43571
Second Quarter	$94.25	$73.99	$0.47000
Third Quarter	$103.30	$93.08	$0.47000
Fourth Quarter	$119.00	$96.26	$0.47000
2015
First Quarter	$133.00	$105.99	$0.47000
Second Quarter	$132.65	$124.25	$0.52000
Third Quarter	$132.07	$103.12	$0.52000
Fourth Quarter	$122.57	$105.26	$0.52000
2016
First Quarter	$109.56	$93.42	$0.52000
Second Quarter	$112.10	$90.34	$0.57000
Third Quarter	$115.57	$94.99	$0.57000
Fourth Quarter	$118.25	$105.71	$0.57000
2017
First Quarter	$144.12	$116.02	$0.57000
Second Quarter	$156.10	$140.68	$0.63000
Third Quarter	$164.05	$142.73	$0.63000
Fourth Quarter	$176.42	$153.48	$0.63000
2018
First Quarter	$181.72	$155.15	$0.63000
Second Quarter (through June 26, 2018)	$193.98	$162.32	$0.73000

The closing price of the shares of common stock of Apple Inc. on June 26, 2018 was $184.43.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of Apple Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of Apple Inc.

June 2018	PS-12

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Information About Netflix, Inc.

Netflix, Inc. is an Internet television network. The common stock of Netflix, Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Netflix, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-35727 through the SEC’s website at http://www.sec.gov. In addition, information regarding Netflix, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The common stock of Netflix, Inc. trades on the NASDAQ Global Select Market under the ticker symbol “NFLX.”

This pricing supplement relates only to the securities offered hereby and does not relate to the common stock of Netflix, Inc. or other securities of Netflix, Inc. We have derived all disclosures contained in this pricing supplement regarding Netflix, Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Netflix, Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Netflix, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of common stock of Netflix, Inc.

Historical Information

The graph below shows the closing price of the shares of common stock of Netflix, Inc. for each day such price was available from January 2, 2008 to June 26, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of common stock of Netflix, Inc. for each quarter in that same period. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of common stock of Netflix, Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of common stock of Netflix, Inc. as an indication of future performance.

Common Stock of Netflix, Inc. – Historical Closing Prices January 2, 2008 to June 26, 2018

* The red line indicates the coupon barrier price and final barrier price with respect to the shares of common stock of Netflix, Inc. of $259.604, equal to 65.00% of the applicable closing price on June 26, 2018.

June 2018	PS-13

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Common Stock of Netflix, Inc.	High	Low	Dividends
2008
First Quarter	$5.45	$3.11	$0.00000
Second Quarter	$5.81	$3.72	$0.00000
Third Quarter	$4.71	$3.82	$0.00000
Fourth Quarter	$4.29	$2.56	$0.00000
2009
First Quarter	$6.20	$4.22	$0.00000
Second Quarter	$7.09	$5.30	$0.00000
Third Quarter	$6.82	$5.53	$0.00000
Fourth Quarter	$8.73	$6.37	$0.00000
2010
First Quarter	$10.72	$7.02	$0.00000
Second Quarter	$18.12	$10.71	$0.00000
Third Quarter	$24.38	$14.00	$0.00000
Fourth Quarter	$29.41	$21.33	$0.00000
2011
First Quarter	$35.36	$25.41	$0.00000
Second Quarter	$39.10	$32.59	$0.00000
Third Quarter	$42.68	$16.17	$0.00000
Fourth Quarter	$17.61	$9.12	$0.00000
2012
First Quarter	$18.46	$10.32	$0.00000
Second Quarter	$16.28	$8.95	$0.00000
Third Quarter	$12.14	$7.68	$0.00000
Fourth Quarter	$13.67	$8.01	$0.00000
2013
First Quarter	$28.06	$13.14	$0.00000
Second Quarter	$34.77	$23.29	$0.00000
Third Quarter	$44.86	$31.56	$0.00000
Fourth Quarter	$54.37	$41.20	$0.00000
2014
First Quarter	$65.00	$46.96	$0.00000
Second Quarter	$64.10	$44.89	$0.00000
Third Quarter	$69.20	$60.27	$0.00000
Fourth Quarter	$66.69	$45.21	$0.00000
2015
First Quarter	$69.00	$45.55	$0.00000
Second Quarter	$97.31	$59.02	$0.00000
Third Quarter	$126.45	$93.51	$0.00000
Fourth Quarter	$130.93	$97.32	$0.00000
2016
First Quarter	$117.68	$82.79	$0.00000
Second Quarter	$111.51	$85.33	$0.00000
Third Quarter	$100.09	$85.84	$0.00000
Fourth Quarter	$128.35	$99.50	$0.00000
2017
First Quarter	$148.06	$127.49	$0.00000
Second Quarter	$165.88	$139.76	$0.00000
Third Quarter	$189.08	$146.17	$0.00000
Fourth Quarter	$202.68	$177.01	$0.00000
2018
First Quarter	$331.44	$201.07	$0.00000
Second Quarter (through June 26, 2018)	$416.76	$280.29	$0.00000

The closing price of the shares of common stock of Netflix, Inc. on June 26, 2018 was $399.39.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of common stock of Netflix, Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of common stock of Netflix, Inc.

June 2018	PS-14

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Information About Alphabet Inc.

Alphabet Inc. provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. The class A common stock of Alphabet Inc. is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-37580 through the SEC’s website at http://www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The class A common stock of Alphabet Inc. trades on the NASDAQ Global Select Market under the ticker symbol “GOOGL.”

This pricing supplement relates only to the securities offered hereby and does not relate to the class A common stock of Alphabet Inc. or other securities of Alphabet Inc. We have derived all disclosures contained in this pricing supplement regarding Alphabet Inc. from the publicly available documents described above. In connection with the offering of the securities, none of Citigroup Global Markets Holdings Inc., Citigroup Inc. or CGMI has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. Alphabet Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither we nor any of our affiliates make any representation to you as to the performance of the shares of class A common stock of Alphabet Inc.

Historical Information

The graph below shows the closing price of the shares of class A common stock of Alphabet Inc. for each day such price was available from January 2, 2008 to June 26, 2018. The table that follows shows the high and low closing prices of, and dividends paid on, the shares of class A common stock of Alphabet Inc. for each quarter in that same period. On October 2, 2015, Google Inc. implemented a holding company reorganization, pursuant to which Alphabet Inc. became the parent company of Google Inc. and shares of the shares of class A common stock of Google Inc. were converted into shares of class A common stock of Alphabet Inc. The closing prices shown below for the period prior to October 2, 2015 are closing prices of the shares of class A common stock of Google Inc. We obtained the closing prices and other information below from Bloomberg L.P., without independent verification. If certain corporate transactions occurred during the historical period shown below, including, but not limited to, spin-offs or mergers, then the closing prices of the shares of class A common stock of Alphabet Inc. shown below for the period prior to the occurrence of any such transaction have been adjusted by Bloomberg L.P. as if any such transaction had occurred prior to the first day in the period shown below. You should not take the historical prices of the shares of class A common stock of Alphabet Inc. as an indication of future performance.

Class A Common Stock of Alphabet Inc. – Historical Closing Prices January 2, 2008 to June 26, 2018

* The red line indicates the coupon barrier price and final barrier price with respect to the shares of class A common stock of Alphabet Inc. of $736.203, equal to 65.00% of the applicable closing price on June 26, 2018.

June 2018	PS-15

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Class A Common Stock of Alphabet Inc.	High	Low	Dividends
2008
First Quarter	$ 343.00	$ 207.01	$0.00000
Second Quarter	$ 297.74	$ 223.64	$0.00000
Third Quarter	$ 277.84	$ 190.69	$0.00000
Fourth Quarter	$ 206.06	$ 128.85	$0.00000
2009
First Quarter	$ 189.57	$ 141.51	$0.00000
Second Quarter	$ 222.38	$ 177.22	$0.00000
Third Quarter	$ 249.77	$ 198.51	$0.00000
Fourth Quarter	$ 311.67	$ 242.53	$0.00000
2010
First Quarter	$ 313.68	$ 263.47	$0.00000
Second Quarter	$ 297.94	$ 222.69	$0.00000
Third Quarter	$ 265.46	$ 218.25	$0.00000
Fourth Quarter	$ 313.88	$ 261.43	$0.00000
2011
First Quarter	$ 320.13	$ 278.82	$0.00000
Second Quarter	$ 296.19	$ 237.67	$0.00000
Third Quarter	$ 311.53	$ 245.70	$0.00000
Fourth Quarter	$ 323.26	$ 248.00	$0.00000
2012
First Quarter	$ 334.46	$ 284.33	$0.00000
Second Quarter	$ 325.82	$ 279.80	$0.00000
Third Quarter	$ 378.62	$ 285.52	$0.00000
Fourth Quarter	$ 384.40	$ 323.90	$0.00000
2013
First Quarter	$419.75	$351.78	$0.00000
Second Quarter	$458.39	$383.05	$0.00000
Third Quarter	$462.79	$423.86	$0.00000
Fourth Quarter	$560.90	$427.25	$0.00000
2014
First Quarter	$610.68	$551.15	$0.00000
Second Quarter	$585.93	$518.00	$0.00000
Third Quarter	$605.40	$571.81	$0.00000
Fourth Quarter	$587.78	$498.16	$0.00000
2015
First Quarter	$581.44	$497.06	$0.00000
Second Quarter	$573.66	$532.74	$0.00000
Third Quarter	$699.62	$541.70	$0.00000
Fourth Quarter	$793.96	$642.00	$0.00000
2016
First Quarter	$780.91	$701.02	$0.00000
Second Quarter	$787.68	$681.14	$0.00000
Third Quarter	$815.95	$704.89	$0.00000
Fourth Quarter	$835.74	$753.22	$0.00000
2017
First Quarter	$872.37	$807.77	$0.00000
Second Quarter	$1,004.28	$839.88	$0.00000
Third Quarter	$998.31	$919.46	$0.00000
Fourth Quarter	$1,085.09	$966.78	$0.00000
2018
First Quarter	$1,187.56	$1,005.18	$0.00000
Second Quarter (through June 26, 2018)	$1,184.07	$1,009.95	$0.00000

The closing price of the shares of class A common stock of Alphabet Inc. on June 26, 2018 was $1,132.62.

We make no representation as to the amount of dividends, if any, that may be paid on the shares of class A common stock of Alphabet Inc. in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the shares of class A common stock of Alphabet Inc.

June 2018	PS-16

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts.” While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential consequences of the IRS notice.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Moreover, as discussed under “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Withholding Under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2018	PS-17

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $32.50 for each $1,000 security sold in this offering. CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $32.50 for each $1,000 security they sell. For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We have hedged our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this hedging activity even if the value of the securities declines. This hedging activity could affect the closing prices of any of the underlying shares and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

June 2018	PS-18

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

June 2018	PS-19

Citigroup Global Markets Holdings Inc.
Autocallable Contingent Coupon Equity Linked Securities Based on the Worst Performing of the Class A Common Stock of Facebook, Inc., the Common Stock of Apple Inc., the Common Stock of Netflix, Inc. and the Class A Common Stock of Alphabet Inc. Due July 1, 2021

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.

In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Scott L. Flood, General Counsel and Secretary of Citigroup Global Markets Holdings Inc., and Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated April 7, 2017, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on April 7, 2017, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.

In the opinion of Scott L. Flood, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.

Scott L. Flood, or other internal attorneys with whom he has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to his satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as he has deemed appropriate as a basis for the opinions expressed above. In such examination, he or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to him or such persons as originals, the conformity to original documents of all documents submitted to him or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

In the opinion of Barbara Politi, Assistant General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.

Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2018	PS-20